Exhibit 99.1
Wynn Resorts, Limited Reports Fourth Quarter and Year End 2015 Results

LAS VEGAS, February 11, 2016 — Wynn Resorts, Limited (Nasdaq: WYNN) today reported financial results for the fourth quarter and year ended December 31, 2015.

Net revenues for the fourth quarter of 2015 were $946.9 million, compared to $1,138.0 million in the fourth quarter of 2014. The decline was the result of a 27.0% net revenue decrease from our Macau Operations, partially offset by a 3.8% increase in net revenues from our Las Vegas Operations. Adjusted property EBITDA (1) was $287.5 million for the fourth quarter of 2015, an 18.4% decrease from $352.5 million in the fourth quarter of 2014.

For the full year, net revenues were $4,075.9 million in 2015, down 25.0% from $5,433.7 million in 2014. Adjusted property EBITDA declined 33.1% to $1,185.8 million in 2015. Adjusted property EBITDA in 2015 decreased 43.7% to $708.6 million at our Macau Operations and 7.4% to $477.2 million at our Las Vegas Operations.

On a US GAAP basis, net income attributable to Wynn Resorts, Limited for the fourth quarter of 2015 was $87.2 million, or $0.86 per diluted share, compared to $109.3 million, or $1.07 per diluted share, in the fourth quarter of 2014.

Adjusted net income attributable to Wynn Resorts, Limited (2) in the fourth quarter of 2015 was $104.1 million, or $1.03 per diluted share, compared to $122.4 million, or $1.20 per diluted share, in the fourth quarter of 2014.

Wynn Resorts, Limited also announced today that the Company has approved a cash dividend for the quarter of $0.50 per common share. This dividend will be payable on March 2, 2016, to stockholders of record on February 23, 2016.

Macau Operations

In the fourth quarter of 2015, net revenues were $555.7 million, a 27.0% decrease from the $761.2 million generated in the fourth quarter of 2014. Adjusted property EBITDA in the fourth quarter of 2015 was $160.1 million, down 33.6% from $241.2 million in the fourth quarter of 2014.

Table games turnover in the VIP segment was $13.0 billion for the fourth quarter of 2015, a 36.9% decrease from $20.7 billion in the fourth quarter of 2014. VIP table games win as a percentage of turnover (calculated before commissions) for the quarter was 2.60%, below the expected range of 2.7% to 3.0% and below the 2.80% experienced in the fourth quarter of 2014. The average number of VIP tables decreased to 192 units in the fourth quarter of 2015 from 244 units in the prior year's fourth quarter.

Commencing in the second quarter of 2015, the Company included the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage in the calculation of table drop in accordance with standard Macau industry practice. Table drop in the mass market segment was $1,185.5 million in the fourth quarter of 2015, down 10.9% from the 2014 fourth quarter. Table games win in the mass market segment decreased by 8.2% to $228.6 million in the fourth quarter of 2015. The mass market win percentage of 19.3% in the fourth quarter of 2015 increased from the 18.7% experienced in the fourth quarter of 2014.

Slot machine handle for the fourth quarter of 2015 declined 4.7% from the 2014 period to $1,069.3 million, and slot win decreased by 9.8% to $50.4 million.

For the fourth quarter of 2015, total non-casino revenues, before promotional allowances, decreased 21.2% during the quarter to $75.6 million. We achieved an average daily rate ("ADR") of $323, down 2.7% compared to the $332 in the 2014 fourth quarter. Occupancy at Wynn Macau was 96.3%, down from 98.6% in the prior-year period. Revenue per available room ("REVPAR") decreased 5.2% to $311 in the 2015 quarter from $328 in last year’s fourth quarter.

Las Vegas Operations

In the fourth quarter of 2015, net revenues were $391.2 million, a 3.8% increase from $376.8 million in the fourth quarter of 2014. Adjusted property EBITDA in the fourth quarter of 2015 was $127.4 million, up 14.5% from $111.2 million in the fourth quarter of 2014.

Net casino revenues in the fourth quarter of 2015 were flat at $170.9 million, compared to the fourth quarter of 2014 at $171.0 million. Table games drop of $485.7 million was down 24.0% from $639.0 million in the 2014 quarter. Table games win percentage was 28.7%, above the property’s expected range of 21% to 25% and above the 24.0% in the 2014 quarter. Slot machine handle of $730.7 million was 5.1% below the $769.8 million in the comparable period of 2014, and slot win was up 11.0% to $52.6 million.

For the fourth quarter of 2015, total non-casino revenues, before promotional allowances, increased 2.7% from the fourth quarter of 2014 to $263.0 million.

Room revenues increased 6.7% to $101.9 million during the quarter, versus $95.5 million in the fourth quarter of 2014. Occupancy decreased to 81.1% from 82.1% and ADR increased 7.7% to $292 from $271. REVPAR was $237 in the 2015 fourth quarter, 6.8% above the $222 reported in the prior-year quarter.

Food and beverage revenues in the fourth quarter of 2015 were $101.1 million, down 2.1% compared to the 2014 fourth quarter. Entertainment, retail and other revenues increased 4.5% to $60.0 million.

Wynn Palace Project in Macau

The Company is currently constructing Wynn Palace, a fully integrated resort featuring a 1,700-room hotel, a performance lake, and a wide range of amenities, including meeting, retail, food-and-beverage, and gaming space, in the Cotai area of Macau. In July 2013, we signed a $2.6 billion guaranteed maximum price (GMP) contract for the project’s construction. The total project budget, including construction costs, capitalized interest, pre-opening expenses, land costs and financing fees, is approximately $4.1 billion.

During the fourth quarter of 2015, we invested approximately $433.4 million in our Cotai project, taking the total investment to date to $3.5 billion.

Wynn Project in Massachusetts

In November 2014, we were awarded a gaming license to develop and construct an integrated resort in Everett, Massachusetts, adjacent to Boston. The resort will be located on a 33-acre site along the Mystic River. The resort will contain a hotel, a waterfront boardwalk, meeting space, a casino, a spa, retail offerings, and food-and-beverage outlets. During the fourth quarter of 2015, we began site remediation, site preparation and pre-construction activities.

Balance Sheet and Other

Our cash and cash equivalents and investment securities at December 31, 2015 totaled $2.3 billion.

Total debt outstanding at the end of the quarter was $9.2 billion, including $4.1 billion of Wynn Macau debt, $3.2 billion of Wynn Las Vegas debt and $1.9 billion of debt at the parent company and other.

During the 2015 year-end close process, the Company identified a $33.8 million decrease in the fair value of the Redemption Note, resulting in an increase to net income attributable to Wynn Resorts, Limited of $22.4 million that should have been recorded during the three months ended September 30, 2015. While the Company determined these amounts were immaterial, considering both quantitative and qualitative factors, it has elected to revise the amounts in the three months ended September 30, 2015, and will include disclosure of the adjustments in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. These non-cash amounts do not affect the Consolidated Statements of Operations for the year ended December 31, 2015 or adjusted property EBITDA, adjusted net income attributable to Wynn Resorts, Limited or adjusted net income per diluted share for the three months ended September 30, 2015 and December 31, 2015.

Conference Call Information

The Company will hold a conference call to discuss its results on February 11, 2016 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, our dependence on existing management, results of regulatory or enforcement actions and probity investigations, pending or future legal proceedings, uncertainties over the development and success of new gaming and resort properties, adverse tourism trends, general global macroeconomic conditions, changes in gaming laws or regulations, volatility and weakness in world-wide credit and financial markets, and our substantial indebtedness and leverage. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

(1) “Adjusted property EBITDA” is net income before interest, taxes, depreciation and amortization, pre-opening costs, property charges and other, management and license fees, corporate expenses and other, intercompany golf course and water rights leases, stock-based compensation, loss on extinguishment of debt, change in interest rate swap fair value, change in Redemption Note fair value and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates. Adjusted property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses adjusted property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors. The Company also presents adjusted property EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”). In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including Wynn Resorts, Limited, have historically excluded from their EBITDA calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, adjusted property EBITDA should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, adjusted property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in adjusted property EBITDA. Also, Wynn Resorts’ calculation of adjusted property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income before pre-opening costs, loss on extinguishment of debt, change in interest rate swap fair value, change in Redemption Note fair value, and property charges and other, net of noncontrolling interest and taxes in respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share (“adjusted EPS”) are presented as supplemental disclosures because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to income and EPS computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, (ii) operating income to adjusted property EBITDA, and (iii) adjusted property EBITDA to net income attributable to Wynn Resorts, Limited.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Operating revenues:
Casino	$692,098	$884,664	$2,932,419	$4,274,221
Rooms	133,073	129,197	538,500	542,762
Food and beverage	119,768	128,025	597,080	604,701
Entertainment, retail and other	85,779	94,770	350,622	401,181
Gross revenues	1,030,718	1,236,656	4,418,621	5,822,865
Less: promotional allowances	(83,816)	(98,681)	(342,738)	(389,204)
Net revenues	946,902	1,137,975	4,075,883	5,433,661
Operating costs and expenses:
Casino	426,932	554,583	1,862,687	2,667,013
Rooms	37,446	36,099	149,009	148,338
Food and beverage	72,727	70,353	361,246	337,206
Entertainment, retail and other	38,878	38,729	157,432	163,754
General and administrative	112,247	125,833	464,793	492,464
Provision (benefit) for doubtful accounts	(2,151)	4,649	11,115	3,906
Pre-opening costs	25,190	15,354	77,623	30,146
Depreciation and amortization	77,201	80,082	322,629	314,119
Property charges and other	6,572	(3,237)	10,535	10,437
Total operating costs and expenses	795,042	922,445	3,417,069	4,167,383
Operating income	151,860	215,530	658,814	1,266,278
Other income (expense):
Interest income	2,574	4,369	7,229	20,441
Interest expense, net of capitalized interest	(73,608)	(78,993)	(300,906)	(315,062)
Change in swap fair value	1,710	(2,942)	(5,300)	(4,393)
Decrease in Redemption Note fair value	4,553	—	52,041	—
Loss on extinguishment of debt	—	(2,213)	(126,004)	(9,569)
Equity in income from unconsolidated affiliates	1,755	176	1,823	1,349
Other	(240)	223	1,550	(182)
Other income (expense), net	(63,256)	(79,380)	(369,567)	(307,416)
Income before income taxes	88,604	136,150	289,247	958,862
Benefit (provision) for income taxes	16,190	12,043	(7,723)	3,782
Net income	104,794	148,193	281,524	962,644
Less: net income attributable to noncontrolling interests	(17,573)	(38,847)	(86,234)	(231,090)
Net income attributable to Wynn Resorts, Limited	$87,221	$109,346	$195,290	$731,554
Basic and diluted income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$0.86	$1.08	$1.93	$7.25
Diluted	$0.86	$1.07	$1.92	$7.18
Weighted average common shares outstanding:
Basic	101,200	101,010	101,163	100,927
Diluted	101,459	101,935	101,671	101,931
Dividends declared per common share	$0.50	$2.50	$3.00	$6.25

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income attributable to Wynn Resorts, Limited	$87,221	$109,346	$195,290	$731,554
Pre-opening costs, net	19,395	11,927	62,305	22,613
Loss on extinguishment of debt, net	—	1,826	125,434	7,894
Change in swap fair value, net	(1,234)	2,124	3,826	3,175
Decrease in Redemption Note fair value, net	(3,756)	—	(42,934)	—
Property charges and other, net	2,458	(2,778)	5,701	7,039
Adjusted net income attributable to Wynn Resorts, Limited (2)	$104,084	$122,445	$349,622	$772,275
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.03	$1.20	$3.44	$7.58

Weighted average common shares outstanding - diluted	101,459	101,935	101,671	101,931

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands)
(unaudited)

	Three Months Ended December 31, 2015
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$78,912	$60,072	$12,876	$151,860
Pre-opening costs	20,830	—	4,360	25,190
Depreciation and amortization	29,064	45,277	2,860	77,201
Property charges and other	1,983	2,260	2,329	6,572
Management and license fees	20,970	12,377	(33,347)	—
Corporate expenses and other	4,755	4,922	7,116	16,793
Stock-based compensation	3,554	720	3,806	8,080
Equity in income from unconsolidated affiliates	—	1,755	—	1,755
Adjusted Property EBITDA(1)	$160,068	$127,383	$—	$287,451

	Three Months Ended December 31, 2014
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$157,608	$51,619	$6,303	$215,530
Pre-opening costs	7,164	4,250	3,940	15,354
Depreciation and amortization	32,814	45,530	1,738	80,082
Property charges and other	1,042	(4,279)	—	(3,237)
Management and license fees	29,576	5,660	(35,236)	—
Corporate expenses and other	6,936	6,862	14,315	28,113
Stock-based compensation	6,084	1,569	8,787	16,440
Equity in income from unconsolidated affiliates	—	23	153	176
Adjusted Property EBITDA(1)	$241,224	$111,234	$—	$352,458

			Three Months Ended December 31,
			2015	2014
Adjusted Property EBITDA(1)			$287,451	$352,458
Pre-opening costs			(25,190)	(15,354)
Depreciation and amortization			(77,201)	(80,082)
Property charges and other			(6,572)	3,237
Corporate expenses and other			(16,793)	(28,113)
Stock-based compensation			(8,080)	(16,440)
Interest income			2,574	4,369
Interest expense, net of capitalized interest			(73,608)	(78,993)
Change in swap fair value			1,710	(2,942)
Decrease in Redemption Note fair value			4,553	—
Loss on extinguishment of debt			—	(2,213)
Other			(240)	223
Benefit for income taxes			16,190	12,043
Net income			104,794	148,193
Less: net income attributable to noncontrolling interests			(17,573)	(38,847)
Net income attributable to Wynn Resorts, Limited			$87,221	$109,346

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO ADJUSTED PROPERTY EBITDA
AND ADJUSTED PROPERTY EBITDA TO NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands)
(unaudited)

	Twelve Months Ended December 31, 2015
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$386,255	$218,866	$53,693	$658,814
Pre-opening costs	55,058	—	22,565	77,623
Depreciation and amortization	130,565	181,981	10,083	322,629
Property charges and other	4,568	3,480	2,487	10,535
Management and license fees	94,271	46,835	(141,106)	—
Corporate expenses and other	22,206	21,469	32,404	76,079
Stock-based compensation	15,700	2,792	19,794	38,286
Equity in income from unconsolidated affiliates	—	1,743	80	1,823
Adjusted Property EBITDA(1)	$708,623	$477,166	$—	$1,185,789

	Twelve Months Ended December 31, 2014
	Macau Operations	Las Vegas Operations	Corporate and Other	Total
Operating income	$895,176	$270,489	$100,613	$1,266,278
Pre-opening costs	21,956	4,250	3,940	30,146
Depreciation and amortization	128,428	179,394	6,297	314,119
Property charges and other	15,352	(4,915)	—	10,437
Management and license fees	148,039	24,580	(172,619)	—
Corporate expenses and other	36,207	36,621	38,967	111,795
Stock-based compensation	12,924	4,342	21,888	39,154
Equity in income from unconsolidated affiliates	—	435	914	1,349
Adjusted Property EBITDA(1)	$1,258,082	$515,196	$—	$1,773,278

			Twelve Months Ended December 31,
			2015	2014
Adjusted Property EBITDA(1)			$1,185,789	$1,773,278
Pre-opening costs			(77,623)	(30,146)
Depreciation and amortization			(322,629)	(314,119)
Property charges and other			(10,535)	(10,437)
Corporate expenses and other			(76,079)	(111,795)
Stock-based compensation			(38,286)	(39,154)
Interest income			7,229	20,441
Interest expense, net of capitalized interest			(300,906)	(315,062)
Change in swap fair value			(5,300)	(4,393)
Decrease in Redemption Note fair value			52,041	—
Loss on extinguishment of debt			(126,004)	(9,569)
Other			1,550	(182)
Benefit (provision) for income taxes			(7,723)	3,782
Net income			281,524	962,644
Less: net income attributable to noncontrolling interests			(86,234)	(231,090)
Net income attributable to Wynn Resorts, Limited			$195,290	$731,554

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Macau Operations:
VIP
Average number of table games	192	244	230	259
VIP turnover	$13,033,946	$20,653,190	$57,917,060	$108,077,342
Table games win	$339,033	$578,898	$1,659,683	$3,051,046
VIP win as a % of turnover	2.60%	2.80%	2.87%	2.82%
Table games win per unit per day (a)	$19,159	$25,807	$19,785	$32,258
Mass market
Average number of table games	249	202	228	202
Table drop (b)	$1,185,535	$1,330,694	$4,857,804	$5,517,382
Table games win	$228,581	$249,021	$951,458	$1,187,997
Table games win %	19.3%	18.7%	19.6%	21.5%
Table games win per unit per day (a)	$9,965	$13,434	$11,431	$16,154

Average number of slot machines	737	666	708	679
Slot machine handle	$1,069,297	$1,122,510	$3,961,115	$5,415,127
Slot machine win	$50,373	$55,860	$191,164	$264,763
Slot machine win per unit per day (c)	$743	$912	$740	$1,068

Room statistics
Occupancy	96.3%	98.6%	96.5%	98.4%
ADR (d)	$323	$332	$323	$333
REVPAR (e)	$311	$328	$312	$327

Las Vegas Operations:
Average number of table games	228	231	232	232
Table drop (b)	$485,652	$639,028	$2,060,189	$2,556,452
Table games win	$139,273	$153,247	$490,920	$623,968
Table games win %	28.7%	24.0%	23.8%	24.4%
Table games win per unit per day (a)	$6,651	$7,226	$5,786	$7,354

Average number of slot machines	1,882	1,864	1,866	1,858
Slot machine handle	$730,733	$769,765	$2,969,327	$3,008,563
Slot machine win	$52,585	$47,380	$206,626	$186,458
Slot machine win per unit per day (c)	$304	$276	$303	$275

Room statistics
Occupancy	81.1%	82.1%	85.2%	86.9%
ADR (d)	$292	$271	$285	$274
REVPAR (e)	$237	$222	$243	$238

(a)	Table games win per unit per day is shown before discounts and commissions, as applicable.

(b)
In Macau, table drop is the amount of cash that is deposited in a gaming table’s drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table’s drop box.

(c)	Slot machine win per unit per day is calculated as gross slot win minus progressive accruals and free play.

(d)
ADR is average daily rate and is calculated by dividing total room revenue including the retail value of promotional allowances (less service charges, if any) by total rooms occupied including complimentary rooms.

(e)	REVPAR is revenue per available room and is calculated by dividing total room revenue including the retail value of promotional allowances (less service charges, if any) by total rooms available.
SOURCE:
Wynn Resorts, Limited
CONTACT:
Mark Strawn
702-770-7555
investorrelations@wynnresorts.com